PROSPECTUS SUPPLEMENT

(To Prospectus dated October 11, 2022)

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-282355

$2,500,000

1,800,000 shares of Class A Common Stock

Pre-Funded Warrants to Purchase 8,200,000 shares of Class A Common Stock

We are offering 1,800,000 shares of our Class A common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $0.25.

We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 8,2000,000 shares of our common stock to certain purchasers whose purchase of a common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our Class A common stock. The purchase price of each Pre-Funded Warrant is equal to the price per share of common stock being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Shares and Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form S-3, as amended (File No. 333-282355), filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on October 11, 2024 (the “Registration Statement”). A supplement to the prospectus contained in the Registration Statement filed with the Commission on October 22, 2024.

Our Class A common stock (”common stock”) is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “IVP.” The last reported sale price of our common stock on the Nasdaq on October 18, 2024, was $0.2470 per share.

We have entered into a “Placement Agent Agreement” with Spartan Capital Securities, LLC (“Spartan”), relating to Shares and Pre- Funded Warrants offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Placement Agent Agreement, Spartan acted as the sole placement agent for the Offering and received a fee of 8.0% of the gross proceeds and reimbursement of $25,000 in non-accountable expenses and $75,000 of legal fees and out-of-pocket expenses, pursuant to a letter of engagement between the Company and Spartan. Gross proceeds from the Offering, before deducting the placement agent's fees and other Offering expenses, were $2,500,000. The Company intends to use the proceeds of the Offering for working capital, general corporate purposes, and potential additional future acquisitions.

Investing in our common stock involves significant risk. You should review carefully the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 4 of this prospectus supplement and page 1 of the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Spartan Capital Securities, LLC

The date of this prospectus is October 21, 2024.

TABLE OF CONTENTS

PROSEPCTUS SUPPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of 1,800,000 shares of our Class A common stock, par value $0.0001 per share, directly to certain institutional investors pursuant to this prospectus supplement and the accompanying prospectus. The offering price of the shares is $0.25. We are also offering pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 8,2000,000 shares of our common stock to certain purchasers. The purchase price of each Pre-Funded Warrant is $0.2499 and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We provide information to you about this Offering in in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this Offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this Offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, our securities stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the Offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the Offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents incorporated by reference herein and therein may contain forward looking statements that involve significant risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC which are incorporated by reference herein.

We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of the significant risks, uncertainties and assumptions that accompany forward-looking statements, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus, or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K, and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUPPLEMENT SUMMARY

Inspire Veterinary owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds and including equine care. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

The Company completed its initial public offering on August 31, 2023 and its shares of Class A common stock are quoted on The Nasdaq Capital Market under the symbol “IVP.”

As of the date of this prospectus, the Company currently has thirteen veterinary hospitals located in nine states. Inspire Veterinary has expanded and plans to further expand through acquisitions of existing hospitals which have the financial track record, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area.

Services provided at the Company’s hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

Corporate Information

The Company’s principal executive offices are located at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452. Our telephone number is (757) 734-5464. Our website address is www.inspirevet.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available free of charge on our investor relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains these reports and our other electronic SEC filings.

Recent Developments

Nasdaq Delisting Notifications

Minimum Bid Price and Stockholders’ Equity

On March 8, 2024, we received a staff determination letter (the “Staff Determination”) from The Nasdaq Stock Market (“Nasdaq”) to delist the Company’s securities from the Nasdaq Capital Market. The Staff Determination was issued because, as of March 7, 2024, the Company’s securities had a closing bid price of $0.10 or less for at least ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). The Company appealed the Staff Determination, however, to a Hearings Panel by filing a hearing request with Nasdaq.

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In addition, on April 11, 2024, we received a Staff Determination from Nasdaq notifying the Company that, based on the Company’s stockholders’ deficit of ($788,259) as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. As such, the Company no longer complies with Nasdaq listing rules regarding minimal stockholder’s equity for continued listing. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq. The Company’s hearing date with the Hearings Panel was held on May 14, 2024.

In order to address the bid price deficiency, on April 15, 2024, our board of directors approved a reverse stock split of the Company’s authorized and issued and outstanding shares of Class A common stock, par value $0.0001 per share at a ratio of 1 for 100 (the “Reverse Stock Split”). The Reverse Stock Split was effective on May 8, 2024. On the effective date, every one hundred (100) shares of Class A common stock issued and outstanding or held as treasury stock was automatically reclassified into one (1) new share of Common Stock. The total number of shares of Class A common stock authorized for issuance was reduced by a corresponding proportion from 100,000,000 shares to 1,000,000 shares.

We believe that the Reverse Split will allow us to regain compliance with the Low Priced Stocks Rule.

On June 6, 2024, the Company received a letter from the Hearings Panel indicating that our request for continued listing on Nasdaq was granted subject to the following: (i) on or before June 15, 2024, the Company shall file a registration statement with the Securities and Exchange Commission for a public offering that will be led by Spartan Capital Securities, LLC, and (ii) on or before September 4, 2024, we shall demonstrate compliance with the minimum stockholder’s equity rule.

On September 4, 2024, the Company submitted its update to the Hearings Panel stating we believe we had regained compliance with the minimum stockholder’s equity rule.

Shareholder Approval Rule

On September 24, 2024, the Company received a Staff Determination notifying the Company that, based on its review of the Company’s securities, the Staff determined that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d). The Staff stated that the Company’s “best efforts” public offering, which closed on July 12, 2024, did not qualify as a public offering for the purposes of Nasdaq’s shareholder approval rules.

As such, Listing Rule 5635(d ),which requires prior shareholder approval for transactions other than public offerings involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price was not met. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Company presented its views with respect to this additional deficiency to the Hearings Panel  in writing on October 1, 2024.

The Company’s securities will not be suspended or delisted while the Hearings Panel makes its determination regarding the Company’s continued listing on Nasdaq.

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THE OFFERING

Common Stock offered by us	1,800,000 shares, at a price of $0.25 per share.

Common Stock outstanding immediately after the Offering	20,732.350 shares

Pre-Funded Warrants	We are also offering Pre-Funded Warrants to purchase up to 8,200,000 shares of our Class A common stock to certain purchasers whose purchase of a common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. Each Pre-Funded Warrant is exercisable for one share of our Class A common stock. The purchase price of each Pre-Funded Warrant is $0.249, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full

Nasdaq Capital Market Symbol	IVP

Use of proceeds	We intend to use the net proceeds from this Offering for working capital and general corporate purposes.

Risk factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

The number of shares of our common stock that will be outstanding immediately after this Offering is based on 18,932,350 shares of common stock outstanding as of October 22, 2024 and excludes an aggregate of 28,540 shares of common stock issuable upon the exercise of stock options and warrants as follows:

●	500 shares of Class A common stock issued to our Chair, President and Chief Executive Officer Kimball Carr in connection with his personal guaranty of certain loans to the Company at an exercise price of $240 per share;

●	800 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the initial public offering and held by Spartan Capital Securities, LLC, the underwriter in our initial public offering at an exercise price of $440 per share;

●	120 shares of Class A common stock that are potentially issuable upon exercise of warrants held by Exchange Listing, LLC, pursuant to a capital market agreement, dated as of December 28, 2021 at an exercise price of $300 per share

●	8,296 shares of Class A common stock that are issuable upon exercise of the warrants held by Target Capital 1, LLC, Dragon Dynamic Catalytic Bridge SAC Fund and 622 Capital LLC at an exercise price of $400 per share;

●	18,824 shares of Class A common stock that are issuable upon exercise of warrants issued in connection with the public offering in February 2024 and held by Spartan Capital Securities, LLC, the underwriter in our public offering at an exercise price of $9.35 per share; and

●	236,469 shares of Class A common stock that are issuable upon exercise of outstanding stock options, of which 236,469 have vested and are exercisable as of October 22, 2024, at a weighted average exercise price of $0.68 per share. The stock options were granted and immediately vested on September 26, 2024.

3

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to this Offering

If we fail to comply with the Nasdaq Capital Market listing requirements, we will be subject to potential delisting from the Nasdaq Capital Market.

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “IVP.” However, if we fail to comply with Nasdaq’s rules for continued listing, including, minimum market capitalization, bid price and other requirements, Nasdaq may take steps to delist our shares. Failure to maintain our listing, or de-listing from Nasdaq, would make it more difficult for shareholders to sell our common stock and more difficult to obtain accurate price quotations on our common stock. This could have an adverse effect on the price of our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock is not traded on a national securities exchange. Additionally, loan or other agreements, may contain covenants to maintain the listing of our common stock on Nasdaq. Accordingly, failure to maintain such listing may constitute a default under such agreements.

We are not in compliance with the Nasdaq Capital Market $1.00 minimum bid price requirement and the $2,500,000 stockholder’s equity minimum requirement which could result in delisting and adversely affect the market price and liquidity of our common stock.

On March 8, 2024, we received a staff determination letter (the “Staff Determination”) from The Nasdaq Stock Market (“Nasdaq”) to delist the Company’s securities from the Nasdaq Capital Market. The Staff Determination was issued because, as of March 7, 2024, the Company’s securities had a closing bid price of $0.10 or less for at least ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). The Company appealed the Staff Determination, however, to a Hearings Panel by filing a hearing request with Nasdaq.

In addition, on April 11, 2024, we received a Staff Determination from Nasdaq notifying the Company that, based on the Company’s stockholders’ deficit of ($788,259) as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. As such, the Company no longer complies with Nasdaq listing rules regarding minimal stockholder’s equity for continued listing. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq. The Company’s hearing date with the Hearings Panel was held on May 14, 2024.

In order to address the bid price deficiency, on April 15, 2024, our board of directors approved a reverse stock split of the Company’s authorized and issued and outstanding shares of Class A common stock, par value $0.0001 per share at a ratio of 1 for 100 (the “Reverse Stock Split”). The Reverse Stock Split was effective on May 8, 2024. On the effective date, every one hundred (100) shares of Class A common stock issued and outstanding or held as treasury stock was automatically reclassified into one (1) new share of common stock. The total number of shares of Class A common stock authorized for issuance was reduced by a corresponding proportion from 100,000,000 shares to 1,000,000 shares.

4

We believe that the Reverse Split will allow us to regain compliance with the Low Priced Stocks Rule.

On June 6, 2024, the Company received a letter from the Hearings Panel indicating that our request for continued listing on Nasdaq was granted subject to the following: (i) on or before June 15, 2024, the Company shall file a registration statement with the Securities and Exchange Commission for a public offering that will be led by Spartan Capital Securities, LLC, and (ii) on or before September 4, 2024, we shall demonstrate compliance with the minimum stockholder’s equity rule.

On September 4, 2024, the Company submitted its update to the Hearings Panel stating we believe we had regained compliance with the minimum stockholder’s equity rule.

On September 24, 2024, the Company received a Staff Determination notifying the Company that, based on its review of the Company’s securities, the Staff determined that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d). The Staff stated that the Company’s “best efforts” public offering, which closed on July 12, 2024, did not qualify as a public offering for the purposes of Nasdaq’s shareholder approval rules.

As such, Listing Rule 5635(d ),which requires prior shareholder approval for transactions other than public offerings involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price was not met. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Company presented its views with respect to this additional deficiency to the Hearings Panel  in writing on October 1, 2024.

The Company’s securities will not be suspended or delisted while the Hearings Panel makes its determination regarding the Company’s continued listing on Nasdaq.

If our securities were to be delisted from The Nasdaq Capital Market, trading of our securities most likely will be conducted in the over-the-counter market on an electronic bulletin board established for unlisted securities such as the OTC Markets or in the “pink sheets.” Such a downgrading in our listing market may limit our ability to make a market in our common stock and may impact purchases or sales of our securities.

We will have broad discretion in how we use the net proceeds of this Offering. We may not use these proceeds effectively, which could affect our results of operations and cause our stock price to decline.

Although we currently intend to use the net proceeds from this Offering in the manner described in the section entitled “Use of Proceeds” in this prospectus supplement, we will have considerable discretion in the application of the net proceeds of this Offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. In addition, pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value. If we do not invest or apply the net proceeds from this Offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

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USE OF PROCEEDS

We expect to receive $2,500,000 in aggregate gross proceeds before deducting the placement agent's fees and other Offering expenses from the sale of Shares and Pre- Funded Warrants from this prospectus.

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this Offering for working capital and other general corporate purposes.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our capital stock. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any determination to declare or pay dividends in the future will be at the discretion of our board of directors and will depend on a number of factors, including our financial condition, operating results, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

DILUTION

If you invest in our securities, your interest may be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this Offering.

The net tangible book value of our common stock as of June 30, 2024 was approximately $(14,789,182) or approximately $(14.17) per share. Net tangible book value per share represents the quotient calculated by dividing (i) our total tangible assets less total liabilities by (ii) the total number of shares of our common stock outstanding.

After giving further effect to the sale of 10,000,000 shares of common stock as a result of this Offering (and assuming the Pre-Funded Warrants are exercised in full) at public offering price of $0.25 per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $(12,564,182), or approximately $(1.14) per share. This represents an immediate decrease in net tangible book value of approximately $13.03 per share to our existing stockholders and an immediate decrease in as adjusted net tangible book value of approximately $1.39 per share to investors participating in this Offering, as illustrated by the following table:

Public offering price per share		$0.25
Net tangible book value per share of common stock at June 30, 2024.	(14.17)
Increase in net tangible book value per share of common stock attributable to this Offering	13.03
As adjusted net tangible book value per share of common stock at June 30, 2024 after giving effect to this Offering	(1.14)
Decrease per share of common stock to new investors in this Offering		$1.39

To the extent that outstanding options or warrants are exercised, or our convertible notes are converted into common stock, you will experience further dilution. In addition, we may choose to offer securities in other offerings due to market conditions or strategic considerations. To the extent that we raise additional capital through the sale of common stock or securities exercisable for or convertible into common stock, the issuance of such securities may result in further dilution of our stockholders.

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The discussion and table above are based on 1,044,055 shares of common stock outstanding as of June 30, 2024, and excludes, as of that date, the following:

●	500 shares of Class A Common Stock issued to our Chair, President and Chief Executive Officer Kimball Carr in connection with his personal guaranty of certain loans to the Company at an exercise price of $240 per share;

●	800 shares of Class A Common Stock that are issuable upon exercise of warrants issued in connection with the initial public offering and held by Spartan Capital Securities, LLC, the underwriter in our initial public offering at an exercise price of $440 per share;

●	120 shares of Class A Common Stock that are potentially issuable upon exercise of warrants held by Exchange Listing, LLC, pursuant to a capital market agreement, dated as of December 28, 2021 at an exercise price of $300 per share

●	8,296 shares of Class A Common Stock that are issuable upon exercise of the warrants held by Target Capital 1, LLC, Dragon Dynamic Catalytic Bridge SAC Fund and 622 Capital LLC at an exercise price of $400 per share;

●	18,824 shares of Class A Common Stock that are issuable upon exercise of warrants issued in connection with the public offering in February 2024 and held by Spartan Capital Securities, LLC, the underwriter in our public offering at an exercise price of $9.35 per share; and

●	236,469 shares of Class A Common Stock that are issuable upon exercise of outstanding stock options, of which 236,469 have vested and are exercisable as of October 22, 2024, at a weighted average exercise price of $0.68 per share. The stock options were granted and immediately vested on September 26, 2024.

PLAN OF DISTRIBUTION

We are offering 1,800,000 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Shares”) and Pre-Funded Warrants to purchase 8,200,000 shares of Class A Common Stock, at a public offering price of $0.25 per Share or $0.249 per Pre-Funded Warrant for gross proceeds of approximately $2.5 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering.

Pursuant to a placement agent agreement (the “Placement Agent Agreement”), dated as of  October 22, 2024, we have engaged Spartan Capital Securities, LLC to act as our exclusive placement agent (“Spartan” or the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us.

The Placement Agent Agreement provides that the Placement Agent’s obligations are subject to conditions contained in the Placement Agent Agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus. We expect that investors in this offering may enter into an agreement, substantially in the form of the securities purchase agreement attached hereto as an exhibit to this prospectus and incorporated herein by reference (the “Form of Securities Purchase Agreement”), with the Company to purchase shares of Class A common stock or pre-funded warrants to participate in the Offering. We expect to deliver the securities being offered pursuant to this prospectus on or about October 22, 2024.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to eight percent (8.0%) of the aggregate gross cash proceeds to us from the sale of the securities in the offering. Pursuant to the Placement Agent Agreement, we have agreed to reimburse the Placement Agent a maximum of $75,000 for legal fees and reasonable out-of-pocket accountable expenses and $25,000 in non-accountable expenses.

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The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Class A common stock or Pre- Funded Warrant)	Total
Public offering price	$0.25	2,500,000
Placement agent fees (8.0%)	$0.02	200,000
Proceeds, before expenses, to us	$0.23	2,300,000

Tail

If within twelve (12) months following the closing of this offering, the Company completes any financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors introduced or contacted by the Placement Agent during the Placement Agent Agreement, then the Company will pay the Placement Agent upon the closing of such financing the lower of 8% of the gross proceeds of such financing or the rate of compensation payable in the new financing.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the Placement Agent may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Placement Agent. In connection with the offering, the Placement Agent or selected dealers may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as Placement Agent and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by The Crone Law Group, P.C., New York, New York. Sichenzia Ross Ference Carmel LLP, New York, New York, is counsel for Spartan in connection with this Offering.

EXPERTS

The consolidated financial statements as of December 31, 2023 and December 31, 2022 included in this prospectus and in the registration statement have been so included in reliance on the report of Kreit & Chiu, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the registration statement, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.inspirevet.com. We may use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Accordingly, investors should monitor our investor relations website, in addition to following press releases, filings with the SEC and public conference calls and webcasts. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. The accompanying prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 8, 2024;

●	our preliminary proxy statement filed on August 12, 2024 and our definitive proxy statement filed on August 23, 2024 as amended on August 26, 2024:

●	our Current Reports on Form 8-K, filed with the SEC on January 4, 2024, January 8, 2024, February 9, 2024, February 14, 2024, February 16, 2024, March 12, 2024, March 12, 2024, April 4, 2024, April 15, 2024, April 17, 2024, June 10, 2024, July 15, 2024, July 24, 2024, September 26, 2024, September 30, 2024, and October 15, 2024; and

●	the description of our common stock set forth in 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 8, 2024, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement any future filings (excluding any information furnished and not filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering and sale of the shares of common stock contemplated by this prospectus supplement are complete. Information in such future filings updates and supplements the information provided in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

(757) 734-5464

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.bluestarfoods.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

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INSPIRE VETERINARY PARTNERS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock (“common stock”) is listed on the Nasdaq Capital Market under the symbol “IVP.” On August 7, 2024, the last reported price for our common stock was $6.17 per share.

Investing in our common stock involves significant risk. You should review carefully the risk factors described in, and incorporated by reference under, “Risk Factors” beginning on page 3 of this prospectus and “Item 1A—Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates, or our public float, was approximately $4,364,432 as of October 4, 2024. Pursuant to General Instruction I.B.6, in no event will we sell our common stock in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not sold any securities pursuant to General Instruction I.B.6 in the 12 months immediately prior to the date of this Prospectus.

The date of this prospectus is October 7, 2024.

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You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price up to $100,000,000.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find Additional Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth in the section titled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K, and our subsequently filed Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “Company”, “we”, “us”, or “our”, are to Inspire Veterinary Partners, Inc., a Nevada corporation, and its consolidated subsidiaries.

Company Overview

Inspire Veterinary owns and operates veterinary hospitals throughout the United States. The Company specializes in small animal general practice hospitals which serve all manner of companion pets, emphasizing canine and feline breeds and including equine care. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

The Company completed its initial public offering on August 31, 2023 and its shares of Class A common stock are quoted on The Nasdaq Capital Market under the symbol “IVP.”

As of the date of this prospectus, the Company currently has thirteen veterinary hospitals located in nine states. Inspire Veterinary has expanded and plans to further expand through acquisitions of existing hospitals which have the financial track record, marketplace advantages and future growth potential. Because the Company leverages a leadership and support structure which is distributed throughout the United States, acquisitions are not centralized to one geographic area.

Services provided at the Company’s hospitals include preventive care for companion animals consisting of annual health exams which include: parasite control; dental health; nutrition and body condition counseling; neurological examinations; radiology; bloodwork; skin and coat health and many breed specific preventive care services. Surgical offerings include all soft tissue procedures such as spays and neuters, mass removals, splenectomies and can also include gastropexies, orthopedic procedures and other types of surgical offerings based on a doctor’s training. In many locations additional means of care and alternative procedures are also offered such as acupuncture, chiropractic and various other health and wellness offerings.

Corporate Information

The Company’s principal executive offices are located at 780 Lynnhaven Parkway, Suite 400, Virginia Beach, Virginia 23452. Our telephone number is (757) 734-5464. Our website address is www.inspirevet.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available free of charge on our investor relations website as soon as reasonably practicable after we electronically file such material with, or furnish it to the SEC. The SEC also maintains a website that contains these reports and our other electronic SEC filings.

DESCRIPTION OF SECURITIES WE MAY OFFER

We may offer or sell common stock, preferred stock, debt securities, warrants, subscription rights and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $100,000,000, subject to any applicable limits prescribed by General Instruction I.B.6 of Form S-3. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section titled “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Nevada law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may offer debt securities that are convertible into shares of our common stock or other securities.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of common stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risk Factors Related To This Offering

Nasdaq Delisting Notifications

Minimum Bid Price and Stockholders’ Equity

On March 8, 2024, we received a staff determination letter (the “Staff Determination”) from The Nasdaq Stock Market (“Nasdaq”) to delist the Company’s securities from the Nasdaq Capital Market. The Staff Determination was issued because, as of March 7, 2024, the Company’s securities had a closing bid price of $0.10 or less for at least ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”). The Company appealed the Staff Determination, however, to a Hearings Panel by filing a hearing request with Nasdaq.

In addition, on April 11, 2024, we received a Staff Determination from Nasdaq notifying the Company that, based on the Company’s stockholders’ deficit of ($788,259) as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the Securities and Exchange Commission, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations. As such, the Company no longer complies with Nasdaq listing rules regarding minimal stockholder’s equity for continued listing. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq. The Company’s hearing date with the Hearings Panel was held on May 14, 2024.

In order to address the bid price deficiency, on April 15, 2024, our board of directors approved a reverse stock split of the Company’s authorized and issued and outstanding shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1 for 100 (the “Reverse Stock Split”). The Reverse Stock Split was effective on May 8, 2024. On the effective date, every one hundred (100) shares of Class A Common Stock issued and outstanding or held as treasury stock was automatically reclassified into one (1) new share of Common Stock. The total number of shares of Class A Common Stock authorized for issuance was reduced by a corresponding proportion from 100,000,000 shares to 1,000,000 shares.

We believe that the Reverse Split will allow us to regain compliance with the Low Priced Stocks Rule.

On June 6, 2024, the Company received a letter from the Hearings Panel indicating that our request for continued listing on Nasdaq was granted subject to the following: (i) on or before June 15, 2024, the Company shall file a registration statement with the Securities and Exchange Commission for a public offering that will be led by Spartan Capital Securities, LLC, and (ii) on or before September 4, 2024, we shall demonstrate compliance with the minimum stockholder’s equity rule.

On September 4, 2024, the Company submitted its update to the Hearings Panel stating we believe we had regained compliance with the minimum stockholder’s equity rule.

Shareholder Approval Rule

On September 24, 2024, the Company received a Staff Determination notifying the Company that, based on its review of the Company’s securities, the Staff determined that the Company failed to comply with Nasdaq’s shareholder approval requirements set forth in Listing Rule 5635(d). The Staff stated that the Company’s “best efforts” public offering, which closed on July 12, 2024, did not qualify as a public offering for the purposes of Nasdaq’s shareholder approval rules.

As such, Listing Rule 5635(d ),which requires prior shareholder approval for transactions other than public offerings involving the issuance of 20% or more of the pre-transaction shares outstanding at less than the Minimum Price was not met. Accordingly, this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Company presented its views with respect to this additional deficiency to the Hearings Panel  in writing on October 1, 2024.

The Company’s securities will not be suspended or delisted while the Hearings Panel makes its determination regarding the Company’s continued listing on Nasdaq.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes and to repay certain indebtedness. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending these uses, we may invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes important terms of our capital stock, the rights of such stock, certain provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, certain provisions of the Nevada Revised Statutes, and the pre-funded warrants. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws, and applicable provisions of the Nevada Revised Statutes.

Our authorized capital stock consists of one hundred seventy million (170,000,000) shares of stock, consisting of three (3) classes of stock designated, respectively, as “Class A common stock,” “Class B common stock” and “Preferred Stock,” each such share having a par value of $0.0001 per share. The total number of authorized shares are: one hundred million (100,000,000) shares of Class A common stock; twenty million (20,000,000) shares of Class B common stock; and fifty million (50,000,000) shares of Preferred Stock.

Reverse Stock Split

On April 22, 2024, we filed a certificate of change to our Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to effect the 1-for-100 Reverse Stock Split of our authorized and issued and outstanding Class A common stock, which was effective as of May 8, 2024.

Increase of Authorized

On April 26, 2024, the holders of a majority of the issued and outstanding voting securities of the Company (the “Majority Stockholders”), approved, by written consent an amendment to the Company’s Articles of Incorporation to increase the total number of authorized shares of Class A common stock to one hundred million (100,000,000) shares (the “Amendment”). The effectiveness of the Majority Stockholders’ approval of the Amendment was effective on June 16, 2024.

Class A Common Stock

Holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class A common stock has the right to cumulate votes.

Holders of our Class A common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding shares of Preferred Stock.

Upon the liquidation, dissolution or winding up of the Company, after payment in full of all amounts required to be paid to creditors and to the holders of our Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock are entitled to share, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, ratably in all assets remaining.

Holders of Class A common stock have no preemptive or redemption rights and no right to convert their common stock into any other securities. All outstanding shares of Class B common stock are fully paid and non-assessable.

Class B Common Stock

Holders of our Class B common stock are entitled to twenty-five (25) votes for each share held of record on all matters submitted to a vote of stockholders. No holder of shares of Class B common stock has the right to cumulate votes.

Subject to the rights of holders of Preferred Stock having preference as to dividends, the holders of our Class A common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up of the affairs of the Company, subject to any preference right of holder of the Preferred Stock of the Company, the holders of our Class B common stock shall share equally and ratably, along with the holders of our Class A common stock and holders of Preferred Stock which are not entitled to any liquidation preference, in the Company’s assets. The merger, conversion, exchange or consolidation of the Company is not deemed a liquidation, dissolution or winding up of the affairs of the Company.

Our Class B common stock may be convertible at the option of the holders, without the payment of additional consideration, at any time, into shares of Class A common stock at a conversion rate of one share of Class A common stock for each share of Class B common stock. The conversion rate of the Class B common stock will be adjusted proportionately if the Company, at any time or from time to time, (a) pays a dividend or makes a distribution for no consideration to holders of our Class A common stock, (b) subdivides (by stock split, recapitalization or otherwise) our outstanding Class A common stock into a greater number of shares, or (c) combines its outstanding Class A common stock into a smaller number of shares.

The holders of Class B common stock do not have any redemption or preemptive rights.

Preferred Stock

Pursuant to our articles of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to fifty million (500,000) shares of Preferred Stock, in one or more series. Our board of directors has the authority, without further action by the shareholders, to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock. Preferred Stock may be designated and issued without authorization of shareholders unless such authorization is required by applicable law, the rules of the principal market or other securities exchange on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Class A common stock or Class B common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

The description of Preferred Stock in this prospectus and the description of the terms of a particular series of preferred stock in any applicable prospectus supplement are not complete. You should refer to any applicable certificate of designation for complete information.

All shares of Preferred Stock offered hereby will, when issued, be fully paid and nonassessable, including shares of Preferred Stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Series A preferred stock

Our board of directors amended articles of incorporation on June 30, 2023 to authorize the issuance of Series A preferred stock (the “Series A preferred stock”) by the filing of a certificate of designation (as amended as of the date of this prospectus, the “Series A Certificate of Designation”), with each such share having a stated value of $10.00 per share. The board further amended the articles of incorporation on November 7, 2023 to increase the number of shares of Series A preferred stock authorized under the Company’s articles of incorporation to twenty thousand (20,000) preferred shares of Series A preferred stock and to modify the minimal conversion price of the Series A preferred stock as described below.

Holders of shares of the Series A preferred stock are entitled to a liquidation preference in the event of any dissolution, liquidation or winding up of the Company equal to the stated value plus any accrued and unpaid dividends on such stock. Holders of shares of Series A preferred stock are also entitled to convert such shares at any time and from time, at the option of such holder, into a number of shares of Class A common stock equal to the stated value divided by a conversion price. The conversion price is equal to 60% of the dollar volume-weighted average price for shares for the Company’s Class A common stock for the three trading days immediately preceding the date of the conversion. However, the conversion price can never be less than $0.25 per-share.

The Series A Certificate of Designation also contains certain beneficial ownership limitations on the holders of the Series A preferred stock, as more fully described in the Series A Certificate of Designation. The holders of the Series A preferred stock have the right to vote on all matters submitted to a vote of shareholders on an as-if-converted basis together with the holders of shares of the Company’s Class A and Class B common stock, voting together as a single class.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq Capital Market under the symbol “IVP”. The transfer agent and registrar for our common stock is VStock Transfer, LLC, at 18 Lafayette Place, Woodmere, New York 11598, and its telephone number is (212) 828-8436.

Prior Warrants

On July 12, 2024, we closed a “best efforts” public offering for the sale by the Company of an aggregate of 6,000,000 units (the “Units”), at an offering price of $1.00 per Unit. Each Unit consists of either one share of the Company’s Class A common stock, $0.0001 par value per share, or one pre-funded warrant to purchase one share of the Company’s Class A common stock (“Pre-Funded Warrant”) and one warrant to purchase one share of the Company’s Class A common stock (“Warrant”).

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities and the components of the Units will be immediately separable and will be issued separately in the offering.

The Warrants have an exercise price of $1.00 and are exercisable for a period of six months commencing upon issuance. The Pre-Funded Warrants are issuable to purchasers in lieu of shares of Class A common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Class A common stock, if any such purchaser so chooses. Each Pre-Funded Warrant is exercisable at any time to purchase one share of Class A common stock at an exercise price of $0.0001 per share.

Nevada Anti-Takeover Law

The Nevada Revised Statutes (“NRS”) contain several provisions which may make a hostile take-over or change of control of our Company more difficult to accomplish. They include the following:

Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock. All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise. In addition, unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the entire remainder of the term of office of the resigning director or directors. Our Articles of Incorporation do not provide otherwise.

In addition, Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, shareholders do not have the right to call special meetings. Our articles of incorporation and our bylaws do not give shareholders this right. In accordance with Nevada law, we also require advance notice of any shareholder proposals.

Nevada law provides that, unless otherwise prohibited by any bylaws adopted by the shareholders, the board of directors may amend any bylaw, including any bylaw adopted by the shareholders. Pursuant to Nevada law, our articles of incorporation grant the authority to adopt, amend or repeal bylaws exclusively to our directors.

Nevada’s “combinations with interested stockholders” statutes prohibit certain business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after the such person first becomes an “interested stockholder” unless (i) the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or (ii) the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval, certain restrictions may apply even after such two-year period. For purposes of these statutes, an “interested stockholder” is any person who is (x) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (y) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. Subject to certain timing requirements set forth in the statutes, a corporation may elect not to be governed by these statutes. However, we have not included any such provision in our Articles of Incorporation or Bylaws, which means these provisions apply to us.

Nevada’s “acquisition of controlling interest” statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person who acquires a “controlling interest” in certain Nevada corporations may be denied certain voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation and Bylaws currently contain no provisions relating to these statutes, and unless our Articles of Incorporation or Bylaws in effect on the tenth day after the acquisition of a controlling interest were to provide otherwise, these laws would apply to us if we were to (i) have 200 or more stockholders of record (at least 100 of which have addresses in the State of Nevada appearing on our stock ledger) and (ii) do business in the State of Nevada directly or through an affiliated corporation. As of the date of this prospectus, we have less than 100 record stockholders with Nevada addresses. However, if these laws were to apply to us, they might discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Cingulate Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5)	we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)	make a general assignment for the benefit of our creditors; or

(6)	there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	cure any ambiguity, omission, defect or inconsistency;

●	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

●	create a series and establish its terms;

●	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	make any change that does not adversely affect the rights of any securityholder;

●	add to our covenants; or

●	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank, trust company or other financial institution, as warrant agent, or we may issue warrants directly to investors. A description of the terms and material provisions of any warrants we may issue will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	provision for changes to or adjustments in the exercise price of such warrants, if any;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of any material United States Federal income tax or foreign income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our equity or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by The Crone Law Group, P.C., New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of and for the years ended December 31, 2023 and 2022, included in our Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Kreit & Chiu CPA LLP, independent registered public accounting firm and have been incorporated herein by reference in reliance upon the report of such firm (which report includes an explanatory paragraph relating to going concern) given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.inspirevet.com We may use our investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Accordingly, investors should monitor our investor relations website, in addition to following press releases, filings with the SEC and public conference calls and webcasts. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 8, 2024;

●	our preliminary proxy statement filed on August 12, 2024 and our definitive proxy statement filed on August 23, 2024 as amended on August 26, 2024;

●	our Quarterly Report on Form 10 for the period ended March 31, 2024 and June 30, 2024 filed with the SEC on May 15, 2024, and August 14, 2024, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on January 4, 2024, January 8, 2024, February 9, 2024, February 14, 2024, February 16, 2024, March 12, 2024, March 12, 2024, April 4, 2024, April 15, 2024, April 17, 2024, June 10, 2024, July 15, 2024, July 24, 2024, September 26, 2024, and September 30, 2024; and

●	the description of our common stock set forth in 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 8, 2024, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement any future filings (excluding any information furnished and not filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering and sale of the shares of common stock contemplated by this prospectus supplement are complete. Information in such future filings updates and supplements the information provided in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement.

Requests for such documents should be directed to:

Inspire Veterinary Partners, Inc.

780 Lynnhaven Parkway, Suite 400

Virginia Beach, Virginia 23452

(757) 734-5464

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.inspirevet.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement or the registration statement of which it forms a part.

INSPIRE VETERINARY PARTNERS, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units